                          SUB-ADMINISTRATION AGREEMENT
                               NATIONS FUNDS TRUST

      This SUB-ADMINISTRATION AGREEMENT (the "Agreement") is made as of January 1, 2003 by and among THE BANK OF NEW YORK ("BNY"), BACAP DISTRIBUTORS, LLC ("BACAP Distributors") and NATIONS FUNDS TRUST (the "Trust").

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, BACAP Distributors serves as the Administrator for the investment portfolios of the Trust pursuant to a separate Administration Agreement; and

      WHEREAS, BACAP Distributors desires to retain BNY to render certain sub-administrative services to the Trust and to BACAP Distributors, as Administrator of the Trust, and BNY is willing to render such services.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

      1. Appointment and Duties as Sub-Administrator.

      (a) BACAP Distributors hereby appoints BNY to act as Sub-Administrator of the Trust and to render sub-administrative services for each portfolio of the Trust listed on Schedule I (individually, a "Fund" and collectively, the "Funds") and BNY hereby accepts such appointment and agrees to render the services and duties set forth in Schedule II as it may be amended from time to time, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by the Trust or BACAP Distributors will become a "Fund" for all purposes hereunder when BNY receives a revised Schedule I from BACAP Distributors or the Trust that includes such new portfolio.

      (b) Subject to the other provisions of this Section 1, in performing all services under this Agreement, BNY shall (i) act in conformity with the Trust's Declaration of Trust, the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time, and the Trust's Registration Statement (defined below) as such Registration Statement may be amended from time to time; (ii) consult and coordinate with BACAP Distributors and the Trust, as necessary and appropriate; and (iii) advise and report to BACAP Distributors and the Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention. In performing all services under this Agreement BNY shall meet the minimum quality of service standards set forth on
Schedule III.

      (c) The Trust has furnished BNY and BACAP Distributors with copies properly certified or authenticated of each of the following: (i) the Trust's Declaration of Trust or other organizational document and all amendments thereto (the "Declaration"); (ii) votes of the Trust's Board of Trustees or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Trust; (iii) the Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 333-89661 and 881-09645), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares of beneficial interest (the "Shares"); (iv) the Funds' current prospectus(es); (v) the Funds' current statement(s) of additional information; and (v) the pricing procedures applicable to the calculation of the Funds' net asset values as approved by the Trust's Board (the "Pricing Procedures"). It is solely the Trust's responsibility to furnish BNY from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, and BNY will not be held to have knowledge of any such amendments or supplements until the same are actually received by BNY. Furthermore, the Trust will provide BNY with any other documents that BNY and BACAP Distributors may reasonably request and will notify BNY and BACAP Distributors as soon as possible of any matter materially affecting either BNY's or BACAP Distributors's performance of its services under this Agreement.

      (d) Subject to the direction and approval of the Trust's Board and appropriate officers and the provisions of this Agreement, BNY shall provide to each Fund the administrative services set forth on Schedule II attached hereto. In performing such services hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel. BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records (except as otherwise agreed by the parties) or any services normally performed by the Funds' counsel or independent accountants. Upon receipt of the Trust's prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Unless expressly agreed in writing, BNY shall not be relieved of liability or responsibility for the performance of any duties or obligations delegated to a delegee or agent, provided that BNY shall have no liability for duties or obligations that are delegated to a delegee or agent at the instruction of the Trust or BACAP Distributors. The Trust and BACAP Distributors shall cause their respective officers, and shall use reasonable efforts to cause the Trust's or BACAP Distributors's legal counsel, independent accountants, and transfer agent to cooperate with BNY and to provide BNY, upon BNY's reasonable written request, such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. Such cooperation or provision of information, documents or advice shall be at no cost to BNY, provided BNY's request is reasonable and BACAP Distributors shall have been notified of the request. In connection with its duties hereunder, BNY shall be entitled to reasonably rely upon any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY may apply to the Trust or BACAP Distributors for written instructions with respect to any matter arising in connection with BNY's performance hereunder. If, after a reasonable period of time, BNY receives no response to any such application, BNY may then notify the Trust or BACAP Distributors of reasonable action that BNY shall take if written instructions are not received within a stated period of time after such notice, and then BNY shall not be liable for taking such reasonable action as if written instructions had been provided. BNY is entitled to reasonably rely and act in accordance with written instructions believed to have been given by authorized persons and shall incur no costs for such reasonable reliance. BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

      (e) The Trust and BACAP Distributors, for itself and not for the others, hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iv) there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and (v) the Trust and BACAP Distributors will use reasonable efforts to promptly notify BNY of any errors or omissions contained in any reports, calculations, valuations and other items of information, provided that any failure by the Trust or BACAP Distributors to detect any such errors or omissions shall not relieve BNY of any resulting liability therefrom. To the extent that BACAP Distributors has actual knowledge of any such error or omission and fails to use reasonable efforts to promptly notify BNY, BNY shall be relieved of any liability that BNY may have mitigated had BACAP Distributors provided notice of such error or omission to BNY.

      (f) BNY hereby represents and warrants to the Trust and BACAP Distributors, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Charter, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

      2. Compensation. For the services to be rendered, the facilities to be furnished and the compensation and other expenses to be borne by BNY, as provided for in this Agreement, BNY shall be entitled to receive a monthly fee from BACAP Distributors and reimbursement for out-of-pocket expenses as set forth in Schedule IV to this Agreement. It is understood that BACAP Distributors shall be responsible for BNY's monthly fee for its services hereunder, and

BNY agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

      3. Recordkeeping. BNY shall, as agent for the Trust, and subject to the direction and approval of the Trust's Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in
Schedule II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Trust and BACAP Distributors during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which the Trust is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act shall be and remain the property of the Trust and shall be surrendered to the Trust promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Trust, BNY shall provide in data files or hard copy, whichever the Trust shall reasonably elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and the Trust shall reimburse BNY for its expenses of providing such hard copy.

      4. Standard of Care; Indemnification.

      (a) BNY shall at all times act in good faith and agrees to use its best efforts to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to the Trust unless such loss or damage is caused by BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, provided however that it shall not be responsible for lost profits or lost business arising under or in connection with this Agreement. It is understood and agreed that for purposes of this Section 4(a), "direct damages" shall include, but shall not be limited to, all legal costs, penalties, reimbursement for excess distribution and redemption payments, repurchasing costs for servicing agents and reimbursement to the Funds for net asset value breaks (as calculated under the Pricing Procedures).

      (b) The Trust, on behalf of each Fund, will indemnify BNY against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses of a defense against any claim, demand, action or suit), relating to the particular Fund and arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any person described in Section 1 hereof or by any third party described in Section 5; (ii) action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions described in this Agreement (or otherwise without bad faith, negligence or willful misconduct);
(iii) any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Fund, the Trust, BACAP Distributors (obtained in accordance with the procedures set forth in this Agreement) or its own counsel; (iv) any improper use by the Fund, the Trust, BACAP Distributors or their respective agents, of any valuations or computations supplied by BNY pursuant to this Agreement; (v) the method of valuation of the securities and the method of computing a Fund's net asset value or any other amount computed by BNY hereunder, provided BNY has followed the Pricing Procedures; and (vi) any valuation of securities, net asset value or other amount provided by a Fund or BACAP Distributors. BNY will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. Any amounts payable by the Trust under this Section 4(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Trust.

      5. Fund Accounting Services.

      (a) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or any other third party pricing source designated by the Trust, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNY shall not be required to inquire into any valuation of securities or other assets by the Fund or any third party described in this Section, even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

      (b) Subject to the provisions of this Agreement and the direction and approval of the Trust's Board, BNY shall perform the computations described in
Schedule II at such times and dates and in the manner specified or described in the then-current prospectus(es) of a Fund. To the extent valuation of securities or a computation specified or described in a Fund's Pricing Procedures or then-current effective prospectus(es) is at any time inconsistent with any applicable laws or regulations, the Trust or BACAP Distributors shall immediately so notify BNY in writing and thereafter shall furnish BNY at all appropriate times with the values of such securities and such Fund's net asset value or other amounts otherwise to be calculated by BNY, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and make such computations in a manner which the Trust or BACAP Distributors then represents in writing to be consistent with all applicable laws and regulations. The Trust or BACAP Distributors may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to make computations other than as specified in this Section of this Agreement. By giving such instruction, the Trust or BACAP Distributors shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then-current effective prospectus(es) of the particular Fund. The Trust or BACAP Distributors shall have sole responsibility for determining the method of valuation of securities and the method of computations, and all computations, valuation of securities and the method of computing each Fund's net asset value shall be subject to approval by the Trust and BACAP Distributors. BNY shall not be liable for relying on any price provided by any pricing service believed by BNY to be reliable, and the Trust or BACAP Distributors shall furnish values when the same are not available from a pricing service utilized by BNY, with such furnishing to constitute an instruction to BNY to rely on the provided values.

      (c) BNY shall be responsible for determining and properly reflecting in the computations made by it under this Agreement: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund;
(ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto; or (v) any tax accounting; provided, however, that if BNY is not certain of the taxable nature, amount or effect of any such item, it may seek instructions regarding the proper treatment of such item from the Trust or BACAP Distributors in accordance with the procedures set forth in Section 1(e), above, and shall have no liability for acting in reliance on such instructions.

      6. Termination of Agreement.

      (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect unless terminated pursuant to the provisions of Section 6(b).

      (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice to BNY, by BACAP Distributors or by vote of the Board of the Trust, or upon 180 days' written notice to BACAP Distributors and the Trust, by BNY. Upon any such termination, BNY will cooperate with and assist the Trust, BACAP Distributors, their agents and any successor administrator(s) or sub-administrator(s) in the substitution/conversion process. In connection with any termination of this Agreement, unless BNY is in breach of this Agreement, the Funds and BACAP Distributors agree to pay BNY any compensation and reimbursement for out-of-pocket expenses as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with a termination. If BNY is in breach of this Agreement, the Funds and BACAP Distributors may offset any compensation or reimbursement amounts owed to BNY by the amount of damages, costs and expenses incurred as a result of BNY's breach, including costs, expenses and reasonable incremental fees for a period not to exceed one year incurred in connection with a conversion by the Trust and BACAP Distributors to a successor service provider. In the event of a dispute as to the amount of such damages, the Funds and BACAP Distributors agree to escrow the set-off amount.

      (c) Sections 4 and 8 shall survive this Agreement's termination.

      7. Amendments. Except as expressly provided in the first paragraph of
Section 1, no provision of this Agreement may be amended or modified orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or modification is sought.

      8. Confidentiality. All books, records, information and data pertaining to the business of the Trust, or its prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to the Trust and BACAP Distributors at least five business days prior to any disclosures pursuant to this Section 8, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

      9. Service to Other Companies. The Trust and BACAP Distributors acknowledge that BNY now provides, will continue to provide and may in the future provide administrative or other services to other investment companies or series of investment companies, and the Trust and BACAP Distributors have no objection to BNY so doing. The Trust and BACAP Distributors further acknowledge that the persons employed by BNY to assist in the performance of BNY's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BNY or any affiliate of BNY to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      10. Miscellaneous.

      (a) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund, the Trust and BACAP Distributors hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any such jurisdiction any of the aforementioned persons may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each irrevocably agrees not to claim, and it hereby waives, such immunity.

      (b) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      (c) Each and every right granted to BNY, the Trust or BACAP Distributors hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of

BNY, the Trust or BACAP Distributors to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, the Trust or BACAP Distributors of any right preclude any other or future exercise thereof or the exercise of any other right.

      (d) BNY shall not be responsible for delays or errors that occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, provided that reasonable back-up and disaster recovery systems are in place, including, without limitation, labor difficulties, mechanical breakdowns, computer breakdowns or malfunctions (hardware or software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

      (e) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust, BNY and/or BACAP Distributors shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Trust:

            Nations Funds Trust
            One Bank of America Plaza
            101 South Tryon Street
            Charlotte, NC  28255-0001
            Attention:  Secretary

            To BACAP Distributors:

            BACAP Distributors, LLC
            One Bank of America Plaza
            101 South Tryon Street
            Charlotte, NC  28255-0001
            Attention:  Secretary

            To BNY:

            The Bank of New York
            90 Washington Street
            22nd Floor
            New York, NY  10286
            Attention:  Stephen E. Grunston

      (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by BNY, nor may BNY delegate responsibility for the performance of any of its duties hereunder, without the written consent of the other parties hereto.

      (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

      (h) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the provision by BNY of sub-administrative services and the receipt of fees therefor, and supersedes all prior arrangements or understandings, written or oral, with respect to the provision by BNY of such services and the receipt of fees therefor.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                         THE BANK OF NEW YORK

                                         By:/s/ Ira Rosner
                                            ------------------------------
                                            Ira Rosner
                                            Vice President

                                         BACAP DISTRIBUTORS, LLC

                                         By:/s/ Edward D. Bedard
                                            ------------------------------
                                            Edward D. Bedard
                                            Senior Vice President
                                            Chief Operating Officer

                                         NATIONS FUNDS TRUST

                                         By:/s/ Robert H. Gordon
                                            -----------------------------
                                            Robert H. Gordon
                                            President

                                   SCHEDULE I

1.  Corporate Bond Portfolio
2.  High Income Portfolio
3.  Mortgage- and Asset-Backed Portfolio
4.  Nations Asset Allocation Fund
5.  Nations Bond Fund
6.  Nations California Intermediate Municipal Bond Fund
7.  Nations California Municipal Bond Fund
8.  Nations California Tax-Exempt Reserves
9.  Nations Cash Reserves
10. Nations Convertible Securities Fund
11. Nations Florida Intermediate Municipal Bond Fund
12. Nations Florida Municipal Bond Fund
13. Nations Georgia Intermediate Municipal Bond Fund
14. Nations Global Value Fund
15. Nations Government Reserves
16. Nations Government Securities Fund
17. Nations High Yield Bond Fund
18. Nations Intermediate Bond Fund
19. Nations Intermediate Municipal Bond Fund
20. Nations International Equity Fund
21. Nations International Value Fund
22. Nations Kansas Municipal Income Fund
23. Nations LargeCap Enhanced Core Fund
24. Nations LargeCap Index Fund
25. Nations LifeGoal Balanced Growth Portfolio
26. Nations LifeGoal Growth Portfolio
27. Nations LifeGoal Income and Growth Portfolio
28. Nations LifeGoal Income Portfolio
29. Nations Marsico 21st Century Fund
30. Nations Marsico Focused Equities Fund
31. Nations Marsico Growth Fund
32. Nations Marsico International Opportunities Fund
33. Nations Maryland Intermediate Municipal Bond Fund
34. Nations MidCap Growth Fund
35. Nations MidCap Index Fund
36. Nations MidCap Value Fund
37. Nations Money Market Reserves
38. Nations Municipal Income Fund
39. Nations Municipal Reserves
40. Nations New York Tax-Exempt Reserves
41. Nations North Carolina Intermediate Municipal Bond Fund

42. Nations Short-Intermediate Government Fund
43. Nations Short-Term Income Fund
44. Nations Short-Term Municipal Income Fund
45. Nations SmallCap Index Fund
46. Nations SmallCap Value Fund
47. Nations Small Company Fund
48. Nations South Carolina Intermediate Municipal Bond Fund
49. Nations Strategic Growth Fund
50. Nations Strategic Income Fund
51. Nations Tax-Exempt Reserves
52. Nations Tennessee Intermediate Municipal Bond Fund
53. Nations Texas Intermediate Municipal Bond Fund
54. Nations Treasury Reserves
55. Nations Value Fund
56. Nations Virginia Intermediate Municipal Bond Fund

Approved: November 21, 2002
Last Amended: January 23, 2004

      IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule I to be executed by their officers designated below as of the 23rd day of January, 2004.

                                            THE BANK OF NEW YORK

                                            By: /s/ Ira R. Rosner
                                                --------------------------------
                                               Ira R. Rosner
                                                Vice President

                                            BACAP DISTRIBUTORS, LLC

                                            By: /s/ Edward D. Bedard
                                                --------------------------------
                                                Edward D. Bedard
                                                Chief Operating Officer,
                                                Senior Vice President and
                                                Chief Financial Officer

                                            NATIONS FUNDS TRUST

                                            By: /s/ Robert B. Carroll
                                                --------------------------------
                                                Robert B. Carroll
                                                Secretary

                                   SCHEDULE II

                          FUND ADMINISTRATION SERVICES

      BNY shall perform the following sub-administrative services, in addition to any other services agreed to from time to time:

- Monitor and document compliance by the Funds with their policies and restrictions as delineated in their prospectuses and statements of additional information, including any supplements or amendments thereto, and with the rules and regulations under the 1940 Act utilizing Charles River Development's compliance monitoring system or by such other means as the parties may agree. BACAP Distributors shall be responsible for communicating such policies and restrictions, including any changes thereto, to BNY by such means as the parties agree.

- Provide income attribution summary schedules necessary for year-end tax reporting. Provide a gross up for foreign taxes on a per share basis and the redesignation of income and capital gains on a per share basis.

- Prepare federal, state, excise and local income tax returns for the Funds and file such returns upon the approval of the Funds' independent accountants; monitor, report on and prepare periodic worksheet and tax provision packages with respect to Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Funds' Trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to original issue discount and premium amortization as required; identify wash sales and all other book/tax differences, and report results to the Funds' independent accountants and Funds management; and such other duties relating to federal and/or state tax compliance as the parties may agree. BNY shall be responsible for providing all pertinent tax information to the Funds' independent accountants.

-     Prepare Return of Capital Statement of Position 93-2 adjustments.

- Support BACAP Distributors in its preparation of the schedules and provide BACAP Distributors unaudited quarterly and semi-annual and audited annual financial statements and schedules of Fund investments by providing, without limitation, each Funds' schedule of investments and general ledger in electronic format and/or hard copy, as required, and such other information as may be necessary to complete such financial reports.

- Prepare statistical reports for outside information services (referenced in Schedule V), and such other information services as the parties may agree, including the ICI expense survey.

- Prepare calculations for capital gains pursuant to IRS rules in conjunction with BACAP Distributors and the Funds' independent accountant.

- Attend Fund shareholder and Board of Trustees meetings as requested by BACAP Distributors, including making such presentations as are appropriate, and, with respect to the

      Fund administration services described herein, provide such periodic and special reports to the Trust and BACAP Distributors as the Trust and BACAP Distributors shall reasonably request.

                            FUND ACCOUNTING SERVICES

      BNY shall provide all accounting and recordkeeping services necessary and appropriate for the business of the Funds, including but not limited to those set forth below.

                     Required Records; Ledgers and Journals

      BNY shall keep current the following accounts and records relating to the business of the Funds, in such form as is required by the 1940 Act and the rules thereunder, and generally accepted accounting principles, to support all filings under applicable federal and state tax laws and regulations and as may be mutually agreed to among the Trust, BACAP Distributors and BNY, and shall make available to BACAP Distributors and/or the Trust upon request:

1.    Cash Receipts Journal
2.    Cash Disbursements Journal
3.    Dividends Paid and Payable Schedule (book vs. tax basis)
4.    Purchase and Sales Journals - Portfolio Securities
5.    Realized/Unrealized Gain (Loss) Reports
6.    Subscription and Redemption Journals
7.    Security Ledgers - Transaction Report and Tax Lot Holdings Report
8.    Broker Ledger - Commission Report
9.    Daily Expense Accruals
10.   Daily Interest Accruals
11.   Daily Trial Balance
12.   Portfolio Interest Receivable and Income Journal
13.   Portfolio Dividend Receivable and Income Register
14. Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security
15.   Aged Receivables (dividends, interest, tax reclaiming)
16.   Portfolio Turnover Rate
17.   Cash reconciliations
18.   Position reconciliations

      BNY will be responsible for maintaining, in accordance with Section 31 and the rules thereunder of the 1940 Act, all books and records so required and generated in the course of performing their duties under this agreement. Further, at a minimum, BNY shall maintain on-site the above referenced reports as of each month end for the most recent fiscal year-ended and the current fiscal year.

                            Daily Accounting Services

      BNY shall perform the following services on each Business Day:

1. Calculate Net Asset Value (NAV), and Public Offering Price (POP) Per Share Pursuant to SEC formulas:

      - Update the valuation of security positions held by each Fund's portfolio in accordance with the Fund's Pricing Procedures and any other appropriate procedures established by the Board and BACAP Distributors as BACAP Distributors shall provide BNY in writing

      - When instructed by BACAP Distributors, enter manual prices supplied by broker and link to pricing procedures

      - Calculate each Fund's NAV/POP in accordance with the applicable Pricing Procedures approved by the Trust's Board of Trustees and prepare NAV proof sheet. Review components of change in NAV for reasonableness based on the tolerance levels as BACAP Distributors shall direct BNY in writing

      - Review variance reporting for price changes in individual securities using variance levels established by Fund and report to Fund portfolio managers and to BACAP Distributors

      - Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement

      - Communicate required pricing and yield information (NAV/POP), as appropriate, to BACAP Distributors, the Funds' transfer agent and sub-transfer agent and, electronically, to NASDAQ and to such other third parties as designated by the Funds with respect to its various distribution channels. In addition, provide Fund share activity to BACAP Distributors.

2.    Dividend Rates/Yields/Dollar Weighted Average Maturity:

      - Calculate, subject to the approval of BACAP Distributors, net investment income available for distribution daily as appropriate

      -     Calculate daily dividend rate, and 1, 7, 30-day yields/SEC yields

      -     Calculate dollar weighted average maturity

3.    Determine and Report Cash Availability:

      - Receive daily cash and transaction statements from the Funds' custodian

      - Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Funds' custodian

      -     Report investable cash to BACAP Distributors and Fund sub-advisers

4.    Daily Expense Accruals:

      - Accrue individual expenses on a daily basis based on Instructions provided by BACAP Distributors, except for those instances where such an adjustment would cause a full penny break in NAV, in which case such adjustment will be included in the calculation of NAV on the day received

      - If applicable, accrue daily amortization of organization expense as instructed by BACAP Distributors

      -     If applicable, accrue daily Rule 12b-1 Plan expenses

      - Adjust expense accruals as instructed by BACAP Distributors and provide reports as requested by BACAP Distributors

5.    Verify and Record All Daily Income Accruals for Debt Issues:

      -     Track income and provide year end tax schedules

      -     Review and verify all interest and amortization reports

      -     Periodic tie-out of receivables

      - Ensure security masters denote proper interest and amortization methods as per the fund set up sheets as instructed by BACAP Distributors

6.    Monitor Securities:

      - Review each Fund's portfolio holdings and current day's security trades for dividend activity

      - Interface with Funds' custodian for timely collection and postings of corporate actions, dividends and interest pre-payments

7.    Enter All Security Trades:

      -     Review verification of trade and interest calculations

      -     Verify settlement through custodian statements

      -     Maintain security ledger transaction reporting

      -     Maintain tax lot holdings

      -     Determine realized gains or losses on security trades

      -     Provide broker commission information

8.    Enter All Fund Share Transactions:

      - Periodically reconcile dividend payable amounts with the Funds' transfer agent

      -     Process activity identified on transfer agent reports

      -     Verify settlement through custodian statements

      -     Reconcile to transfer agency report balances

      -     Process and track capital stock gain/loss activity

9.    Prepare Daily Trial Balance:

      -     Post manual entries to general ledger

      -     Post custodian bank activity

      - Require automated settled transactions between custody and activity records (prepare, clear and post)

      -     Post shareholder and security transactions

   -  Post and verify income and expense accruals and resolve differences

   -  Prepare general ledger

   -  Post corporate action activity

10.   Review and Reconcile Custodian Statements:

   - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. when requested

   -  Post all cash settlement activity to trial balance

   -  Reconcile to ending cash balance accounts

   - Report to BACAP Distributors the status of past due items and failed trades with the custodian

   - Reconcile cash exception Income items, tax reclaims and past due income items with custody area

11. Preparation of Accounting Reports:

   -  Price Variance Report

   -  Trial Balance

   -  Portfolio Valuation

   -  NAV Calculation Report

   -  Cash Availability

   -  Change in NAV

   -  Non-standard entries

   -  Stale Price Report

   -  Other such reports as may be reasonably requested by BACAP Distributors

                           Monthly/Quarterly Services

      BNY shall provide the following services on a monthly or quarterly basis, within such timeframe as may be mutually agreed upon by BNY, the Trust and BACAP
Distributors:

1. Submission of Monthly Accounting Reports as mutually agreed upon

2. Reconcile Asset Listing to Custodian Asset Listing

3. Provide Monthly Analysis and Reconciliation of Trial Balance Accounts

4. Prepare Documentation Supporting the Preparation of:

   -  SEC yield reporting

   -  Income by state reporting

   - Standard Industry Code Valuation Report (please provide BACAP Distributors's industry code classifications/is there a standard for all Funds)

   -  Alternative Minimum Tax Income segregation schedule

5. Provide Upon Request Broker Commission and Net Trade Reports

                  Annual (and Semi-Annual) Accounting Services

      BNY shall provide the following services on an annual and semi-annual basis:

1. Supply auditors InvestOne reports supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2. Provide BACAP Distributors with information to assist BACAP Distributors in the preparation of NSAR filings

                               Other Core Services

      BNY shall provide the following services:

   - Accrete discounts and amortize premiums to put and call events as directed by BACAP Distributors and in a manner acceptable under generally accepted accounting principles

   -  Process principal repayments on mortgage backed securities

   -  Update variable securities with current rates

   - Process corporate action events through a primary vender feed, and monitor results via Reuters, Bloomberg, or other available sources as the parties may agree

   - Perform automated portfolio pricing with a second vendor as requested by BACAP Distributors

   - Produce documents and respond to inquiries during account and SEC examinations

      Money Market Funds: Prepare daily mark to market reports and analysis in compliance with Rule 2a-7 including:

   -  Calculating the daily portfolio weighted average maturity

   - Report portfolio diversification based on trade/security information provided by BACAP Distributors by:

         Country, State, Tier, Liquidity, Asset Backed Securities, Industry, Letter of Credit

   - Listing percentage of portfolio maturing in specified intervals (i.e., number of days)

   -  Providing issuer and guarantor diversification exception reporting

      International Funds: BNY shall provide the following services:

   -  Report in base and local currency

   - Processing of tax liability on foreign income subject to approval of BACAP Distributors

   -  Daily variance analysis performed on FX rates for security position held

   -  Produce automated bifurcation reporting in compliance with IRC Section 988

   -  Mark to market security receivables and payables on a daily basis

   -  Determine portfolio exposure by country and currency

      In addition to the above, BNY will provide additional support as agreed upon from time to time (i.e., financial statement production).

                                  SCHEDULE III

                       SERVICE LEVEL PERFORMANCE STANDARDS

                SERVICE                                   STANDARD
                -------                                   --------
1.   Daily Cash Availability                [ ]   100% accuracy and delivery by
                                                  9:00 a.m. EST for Money Market
                                                  Funds and 9:30 a.m. EST for
                                                  all others

                                            [ ]   Compensation for univested
                                                  cash at Nations Cash Reserves'
                                                  Mill rate

2.   Calculation of daily NAVs              [ ]   100% accuracy by 5:00 p.m. EST
                                                  including pricing, expense
                                                  accruals, cash activity,
                                                  manual entries, S/H activity.
                                                  Delivery by 5:45 p.m. EST

3.   Review of daily NAVs                   [ ]   100% review by 5:30 p.m. EST

                                                  [ ]   Review of NAV components
                                                        for reasonableness
                                                        including analysis of
                                                        the change in the NAV
                                                        and the change in mill
                                                        rates.

                                                  [ ]   Review of price variance
                                                        report

                                                  [ ]   Review of manual proof

4.   NASDAQ Reporting                       [ ]   100% accuracy and
                                                  communication by 5:45 p.m. EST

5.   Daily Pricing and Rate Report (DPRR)   [ ]   100% accuracy in nightly
                                                  transmission of DPRRs

                                                  [ ]   Money Market Funds-5:30
                                                        p.m. EST

                                                  [ ]   All other Funds- 6:00
                                                        p.m. EST
6.   FundStation Report (SubM)              [ ]   100% accuracy and nightly
                                                  transmission by 7:00 p.m.EST

7.   Processing of trade tickets            [ ]   100% accuracy and processed by
                                                  T+1 if received by the
                                                  following cut-off times:

                                                  [ ]   All Funds (except
                                                        International) - 10:00
                                                        am (T+1)

                                                  [ ]   International - 12:00
                                                        p.m. (T+1)

                                                  [ ]   Same day settlements
                                                        - 1:30 p.m.

                                     III-1

                SERVICE                                   STANDARD
                -------                                   --------
8.   Problem Resolution (general)           [ ]   NAV impact analysis within 1
                                                  day

                                            [ ]   Clear and timely communication
                                                  of 100% of issues

                                            [ ]   Ongoing Tracking

9.   Cash reconciliations                   [ ]   Performed daily and sent daily
                                                  to BACAP Distributors (Money
                                                  Market Funds) and sent weekly
                                                  to BACAP Distributors (all
                                                  other funds)

                                            [ ]   Issues communicated to BACAP
                                                  Distributors same day

                                            [ ]   Outstanding items addressed
                                                  within 1 business day

10.  Position Reconciliations               [ ]   Performed daily and sent
                                                  weekly to BACAP Distributors

                                            [ ]   Issues communicated to BACAP
                                                  Distributors same day

                                            [ ]   Open issues addressed within 2
                                                  business days

11. Tax reporting                           [ ]   Tax provision package prepared
                                                  within time parameters as set
     [ ]  Federal, state, tax returns             by BACAP
                                                  Distributors/Independent tax
     [ ]  Tax provision packages                  personnel (PWC)
          including Sub-M and excise
          tax amounts/distributions

     [ ]  Identification of all book/tax    [ ]   Estimates of tax requirements
          differences                             prepared as required by BACAP
                                                  Distributors for proper tax
     [ ]  Capital gain estimate                   planning
          preparations

12.  Statistical Reports                    [ ]   Filed within the time
                                                  parameters as set forth by
                                                  each statistical service

13.  Expense accruals/payments              [ ]   Payments made on the business
                                                  day written instructions from
                                                  an authorized signator
                                                  received

                                            [ ]   Expense accruals made with
                                                  100% accuracy based upon
                                                  written instructions

                                      III-2

                SERVICE                                   STANDARD
                -------                                   --------
                                                  from BACAP Distributors

14.  Management Reports                     [ ]   Provided to BACAP Distributors
                                                  within 10 business days of
                                                  month end

15. Year end tax reports                    [ ]   Provided to BACAP Distributors
                                                  within the time frame agreed
                                                  to

16. Annual/Semi-Annual Reports              [ ]  Provide Trial Balance within 5
                                                  business days after
                                                  annual/semi-annual period

                                            [ ]   Provide additional financial
                                                  statement support as agreed to

17. Daily Reports                           [ ]   To be provided on the
                                                  following day

                                                  [ ]  Provide detailed
                                                       portfolio valuation

                                                  [ ]  Trial Balance

18.  Daily Cash Sweep                       [ ]   100% accuracy and
                                                  communication by 2:00 p.m. EST

                                            [ ]   AIM

                                            [ ]   Nuveen

19.  Post Dividends / Corporate Actions     [ ]   100% accuracy and posted on
                                                  effective date

20.  Monthly Reconciliations                [ ]   Complete reconciliations
                                                  within 10 business days

21.  Reporting to Sub-Advisors              [ ]   Provide nightly and other
                                                  periodic reporting to Nations
                                                  Funds Sub-Advisors

22.  Compliance                             [ ]   Provide compliance reports as
                                                  requested by BACAP
                                                  Distributors

                                     III-3

                                   SCHEDULE IV

                                   (ATTACHED)

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                EFFECTIVE 12/1/98

MONEY MARKET FUNDS

1 1/4 basis point per annum on the first $3 billion of each portfolio's average net assets;

1           basis point on the next $3 billion;

1/2         of one basis point on the next $4 billion;

1/4         of one basis point on the excess.

DOMESTIC EQUITY

6 basis points per annum on the first $1 billion of each portfolio's average net assets;

4           basis points on the next $500 million;

2           basis points on the next $500 million;

1           basis point on the excess.

DOMESTIC FIXED INCOME

5 basis points per annum on the first $1 billion of each portfolio's average net assets.

3           basis points on the next $500 million.

1 1/2       basis point on the next $500 million.

1/2         of one basis point on the excess.

INTERNATIONAL FUNDS

7 basis points per annum on the first $1 billion of each portfolio's average net assets;

5           basis points on the next $500 million;

3           basis points on the next $500 million;

1           basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                EFFECTIVE 12/1/98

MULTIPLE CLASS CHARGES

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

ACCOUNTING OUT-OF-POCKET EXPENSES

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

ADMINISTRATION OUT-OF-POCKET EXPENSES

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing of shareholders reports, express mail charges, etc.

BILLING CYCLE

The above fees will be billed on a monthly basis.

NATIONSBANC ADVISORS, INC.                  The Bank of New York

Approved by:                                Approved by: /s/  Ira Rosner
                                                         -----------------------
Name:                                       Name: Ira Rosner

Title:                                      Title: Vice President

Date:                                       Date: May 7, 1999

NATIONSBANC MANAGED PORTFOLIOS

FUND ACCOUNTING AND SUB ADMINISTRATION FEE SCHEDULE

WHEN AGGREGATE ASSETS EXCEED $100 BILLION

            FUND TYPE                            BASIS POINTS
            ---------                            ------------
MONEY MARKET

First               $2 billion                     0.000100
Next                $1 billion                     0.000075
On excess           (>$3.0 billion)                0.000025

DOMESTIC EQUITY

First               $500 million                   0.000550
Next                $500 million                   0.000450
Next                $500 million                   0.000250
Next                $500 million                   0.000150
On excess           (>$2.0 billion)                0.000050

DOMESTIC FIXED INCOME

First               $500 million                   0.000450
Next                $500 million                   0.000350
Next                $250 million                   0.000225
Next                $250 million                   0.000100
On excess           (>$1.5 billion)                0.000050
International

First               $500 million                    0.00060
Next                $500 million                    0.00050
Next                $250 million                    0.00040
Next                $250 million                    0.00030
On excess           (>$1.5 billion)                 0.00005

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (MULTI MANAGERS)

MULTI-MANAGERS

$22,000 per annum for each multi-manager going to a single feeder. These fees will be in addition to the following fee schedule now in effect.

For each new multi-manager account with assets less than $20 million, we will waive our fees for the first three months.

MONEY MARKET FUNDS

1 1/4 basis point per annum on the first $3 billion of each portfolio's average net assets;

1           basis point on the next $3 billion;

1/2         of one basis point on the next $4 billion;

1/4         of one basis point on the excess.

DOMESTIC EQUITY

6 basis points per annum on the first $1 billion of each portfolio's average net assets;

4           basis points on the next $500 million;

2           basis points on the next $500 million;

1           basis point on the excess.

DOMESTIC FIXED INCOME

5 basis points per annum on the first $1 billion of each portfolio's average net assets.

3           basis points on the next $500 million.

1 1/2       basis point on the next $500 million.

1/2         of one basis point on the excess.

INTERNATIONAL FUNDS

7 basis points per annum on the first $1 billion of each portfolio's average net assets;

5           basis points on the next $500 million;

3           basis points on the next $500 million;

1           basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (MULTI MANAGERS)

MULTIPLE CLASS CHARGES

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

ACCOUNTING OUT-OF-POCKET EXPENSES

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

ADMINISTRATION OUT-OF-POCKET EXPENSES

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

BILLING CYCLE

The above fees will be billed on a monthly basis.

NationsBanc Advisors, Inc.                The Bank of New York

Approved by:                              Approved by: /s/ Ira Rosner
                                                       -------------------------
Name:                                     Name: Ira Rosner

Title:                                    Title: Vice President

Date:                                     Date: May 7, 1999

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                             BACAP DISTRIBUTORS, LLC
                         NATIONS FINANCIAL SERVICES FUND

      DOMESTIC EQUITY FUNDS

      5 1/2 basis points per annum on the first $500 million of the portfolio's average net assets;

      4 1/2 basis points on the next $500 million;

      2 1/2 basis points on the next $500 million;

      1 1/2 basis points on the next $500 million;

      1/2 of one basis point on the excess.

      SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

      There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

      ACCOUNTING OUT-OF-POCKET EXPENSES

      The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

      ADMINISTRATION OUT-OF-POCKET EXPENSES

      These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

      BILLING CYCLE

      The above fees will be billed on a monthly basis.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                             BACAP DISTRIBUTORS, LLC
                            NATIONS GLOBAL VALUE FUND

      INTERNATIONAL FUNDS

      6 basis points per annum on the first $500 million of the portfolio's average net assets;

      5 basis points on the next $500 million;

      4 basis points on the next $250 million;

      3 basis points on the next $250 million;

      1/2 of one basis point on the excess.

      SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

      There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

      ACCOUNTING OUT-OF-POCKET EXPENSES

      The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

      ADMINISTRATION OUT-OF-POCKET EXPENSES

      These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

      BILLING CYCLE

      The above fees will be billed on a monthly basis.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                             BACAP DISTRIBUTORS, LLC
                           NATIONS CLASSIC VALUE FUND
                                 DOMESTIC EQUITY

51/2 basis points per annum on the first $500 million of the portfolio's average net assets;

4 1/2    basis points on the next $500 million;

2 1/2    basis points on the next $500 million;

1 1/2    basis points on the next $500 million

  1/2    of one basis point on the excess.

SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

      There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

      ACCOUNTING OUT-OF-POCKET EXPENSES

      The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

      ADMINISTRATION OUT-OF-POCKET EXPENSES

      These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

      BILLING CYCLE

The above fees will be billed on a monthly basis.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                             BACAP DISTRIBUTORS, LLC
                        NATIONS LIFEGOAL INCOME PORTFOLIO
                             ONLY DIRECT SECURITIES

      DOMESTIC EQUITY

4 1/2 basis points per annum on the first $500 million of the portfolio's average net assets;

3 1/2    basis points on the next $500 million;

2 1/4    basis points on the next $250 million;

1        basis points on the next $250 million

   1/2   of one basis point on the excess.

      MULTI-MANAGER STRUCTURE

      $1,250.00 per month, for each domestic account, using the Multi-Manager Structure.

      ACCOUNTING OUT-OF-POCKET EXPENSES

      The cost of prices for securities exclusively held by the each fund obtained from third party pricing Vendors and broker quotes will be in addition to the above fees.

      ADMINISTRATION OUT-OF-POCKET EXPENSES

      These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

      BILLING CYCLE

      The above fees will be billed on a monthly basis. ASSETS OF OTHER NATIONS FUNDS HELD AS A SECURITY POSITION OF THE NATIONS LIFEGOAL INCOME PORTFOLIO WILL NOT BE BILLED FOR THESE SERVICES AT THE NATIONS LIFEGOAL INCOME PORTFOLIO LEVEL.

NATIONS LIFEGOAL INCOME PORTFOLIO              THE BANK OF NEW YORK

Approved by: /s/ Edward D. Bedard              Submitted by: /s/ Ira Rosner
             -----------------------                         -------------------

Date:  February 12, 2004                       Date:  February 18, 2004

                          DOMESTIC CUSTODY FEE SCHEDULE
                                       FOR
                        NATIONS LIFEGOAL INCOME PORTFOLIO
                             ONLY DIRECT SECURITIES

SAFEKEEPING/INCOME COLLECTION/REPORTING DTC-ID AFFIRMATIONS ALL SYSTEMS DEVELOPMENT AND USAGE CHARGES

   3/4 of one basis point per annum on the aggregate net assets of all Nations Non Money Market Funds up to $10 billion

   1/2 of one basis point on the excess.

SECURITY TRANSACTION CHARGES

   $5 Paydowns

   $5 Domestic Book-Entry Settlements DTC/FRB

   $15 Physicals, Options and Futures

   $40 Euro CD's

OTHER CHARGES:

   $5 Bank official checks and Federal Reserve Wires.

   $2 Money transfers in/out not relating to securities transactions.

EARNINGS CREDIT ON BALANCES/INTEREST ON OVERDRAFTS:

Earnings credits are provided to each portfolio on 80% of the daily available balance in the domestic custodian account computed at the 90-dat T-bill rate on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 1% above the average Federal Funds rate on the overdraft.

Credit and debits will be accumulated daily and offset monthly against the Bank's domestic custodian fee. To the extent a net debit is accumulated, each fund will be billed for the expense. To the extent a net earnings credit is generated, such excess earnings credit can be carried forward to the next succeeding month. However, no earnings credit will be carried forward after year-end.

NATIONS LIFEGOAL INCOME PORTFOLIO            THE BANK OF NEW YORK

Approved by: /s/ Edward D. Bedard            Submitted by: /s/ Ira Rosner
             ----------------------                        ---------------------

Date: February 12, 2004                      Date: February 18, 2004

BILLING CYCLE:

The above fees will be billed on a monthly basis. ONLY SECURITY POSITION HELD IN THE LIFEGOAL INCOME PORTFOLIO WILL BE BILLED FOR CUSTODY SAFEKEEPING FEES.

MEMO POSTINGS:

We will maintain memo postings of positions other than direct securities at no additional fee for this service.

                                   SCHEDULE V

All Database Companies                  Quarterly List
----------------------                  --------------
AMG Data Services                       Lipper
Barron's                                Morningstar
Bloomberg                               CDA Wiesenberger
CDA Wiesenberger                        Investment Company Institute
Commerce Clearing House (CCH)           S&P Micropal
Forbes                                  Institute for Economic Research
Institute for Economic Research         Value Line
Interactive Data Services               Media General Financial Services
Investment Company Institute            LCG Associates
LCG Associates                          Closed End Fund Digest (Closed End Only)
Lipper                                  Lipper - International (Closed End Only)
Media General
Moody's Investors Service
Morningstar
S&P Micropal
Strategic Insights
Value Line

                                      V-1